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                                                                       EXHIBIT 5
              [BERLINER ZISSER WALTER & GALLEGOS, P.C. LETTERHEAD]



                                 April 29, 1998


The Company Doctor
5215 North O'Connor Boulevard, Suite 1800
Irving, Texas 75039

Re:      Registration Statement on Form S-8 Covering 25,000
         Shares of Common Stock Reserved for Issuance Under
         The Company Doctor 401(k) Retirement Plan and Profit Sharing Trust.

Gentlemen:

         We have acted as counsel to The Company Doctor, a Delaware corporation (the "Company"), in connection with preparation and filing with the Securities and Exchange Commission under the registration provisions of the Securities Act of 1933, as amended, by the Company of a Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about April 29, 1998 (as the same may be amended from time to time, the "Registration Statement") covering 25,000 shares of Common Stock (the "Shares") reserved for issuance under the Company's 401(k) Retirement Plan and Profit Sharing Trust (the "Plan").

         In such capacity, we have examined, among other documents, the Registration Statement covering the offering of the Shares.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been legally and validly authorized under the Certificate of Incorporation of the Company, as amended, and on receipt of the consideration required by, and when issued in accordance with the terms and conditions of the Plan, the Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to this firm in the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                       Very truly yours,

                                       BERLINER ZISSER WALTER & GALLEGOS, P.C.